As filed with the U.S. Securities and Exchange Commission on October 2, 2018.

Registration Statement No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-0064269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Digital Ally, Inc.

9705 Loiret Blvd.

Lenexa, KS 66219

(913) 814-7774

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stanton E. Ross

Chief Executive Officer

Digital Ally, Inc.

9705 Loiret Blvd.

Lenexa, KS 66219

(913) 814-7774

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch, Esq. Michael DeDonato, Esq. Robinson Brog Leinwand Greene Genovese & Gluck P.C. 875 Third Avenue, 9th Floor New York, NY 10022 (212) 603-6300	Christian J. Hoffmann, III 9705 Loiret Blvd., Lenexa, KS 66219 (913) 814-7774

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [  ]

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (9)	Amount of Registration Fee
Common Stock underlying the July 2018 Proceeds Investment Agreement Warrants	465,712	(2)	$2.90	$1,350,565	$163.69
Common Stock underlying the June 2017 Warrants	200,000	(3)	$2.90	$580,000	$70.30
Common Stock underlying the August 2017 Warrants	94,000	(4)	$2.90	$272,600	$33.04
Common Stock underlying the September 2017 Warrants	100,000	(5)	$2.90	$290,000	$35.15
Common Stock underlying November 2017 Warrants	100,000	(6)	$2.90	$290,000	$35.15
Common Stock underlying December 2017 Warrants	120,000	(7)	$2.90	$348,000	$42.18
Common Stock underlying March 2018 Warrants	96,000	(8)	$2.90	$278,400	$33.74

Total	1,175,712		$2.90	$3,409,565	$413.24

(1)	All shares registered pursuant to this registration statement are to be offered by the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of the registrant’s common stock, $0.001 par value per share (the “Common Stock”) issued to prevent dilution resulting from stock splits, stock dividends or similar events.

(2)	Represents the maximum number of shares of Common Stock initially issuable upon exercise of the July 2018 Proceeds Investment Agreement (as defined below).

(3)	Represents the maximum number of shares of Common Stock initially issuable upon exercise of the June 2017 Warrants (as defined below).

(4)	Represents the maximum number of shares of Common Stock initially issuable upon exercise of the August 2017 Warrants (as defined below).

(5)	Represents the maximum number of shares of Common Stock initially issuable upon exercise of the September 2017 Warrants (as defined below).

(6)	Represents the maximum number of shares of Common Stock initially issuable upon exercise of the November 2017 Warrants (as defined below).

(7)	Represents the maximum number of shares of Common Stock initially issuable upon exercise of the December 2017 Warrants (as defined below).

(8)	Represents the maximum number of shares of Common Stock initially issuable upon exercise of the March 2018 Warrants (as defined below).

(9)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the registrant’s Common Stock on the Nasdaq Capital Market (“NASDAQ”) on October 1, 2018, which date is within five (5) business days of the filing of this registration statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 2, 2018

DIGITAL ALLY, INC.

1,175,712 Shares of Common Stock

This prospectus relates to the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 1,175,712 shares of common stock, $0.001 par value per share (the “Common Stock”) of Digital Ally, Inc. (the “Company”, “we”, “us” or “our”). The offered shares of Common Stock are issuable, or may in the future become issuable, with respect to: (i) the exercise of warrants to purchase an aggregate of 465,712 shares of Common Stock (the “July 2018 Proceeds Investment Agreement Warrants”) issued in connection with that certain Proceeds Investment Agreement, dated as of July 31, 2018 (the “July 2018 Proceeds Investment Agreement”), by and between the Company and Brickell Key Investments LP (the “July 2018 Investor”), (ii) the exercise of warrants to purchase an aggregate of 200,000 shares of Common Stock (the “June 2017 Warrants”) and warrants to purchase an aggregate of 100,000 shares of Common Stock (the “November 2017 Warrants”) issued in connection with that certain Securities Purchase Agreement, dated June 30, 2017, as amended (the “June 2017 Purchase Agreement”), by and among the Company and the purchasers signatory thereto (the “June 2017 Investors”); (iii) the exercise of warrants to purchase an aggregate of 94,000 shares of Common Stock (the “August 2017 Warrants”) issued in connection with that certain Securities Purchase Agreement, dated August 21, 2017 (the “August 2017 Purchase Agreement”), by and among the Company and the purchasers signatory thereto (the “August 2017 Investors”); (iv) the exercise of warrants to purchase an aggregate of 100,000 shares of Common Stock (the “September 2017 Warrants”) issued in connection with that certain Securities Purchase Agreement, dated September 29, 2017 (the “September 2017 Purchase Agreement”), by and among the Company and the purchasers signatory thereto (the “September 2017 Investors”); (v) the exercise of warrants to purchase an aggregate of 120,000 shares of Common Stock (the “December 2017 Warrants”) issued in connection with that certain Securities Purchase Agreement, dated December 29, 2017 (the “December 2017 Purchase Agreement”), by and among the Company and the purchasers signatory thereto (the “December 2017 Investors”); and (vi) the exercise of warrants to purchase an aggregate of 96,000 shares of Common Stock (the “March 2018 Warrants”) issued in connection with (a) that certain Securities Purchase Agreement, dated March 7, 2018, by and among the Company and the purchasers signatory thereto, and (b) that certain Securities Purchase Agreement, dated March 16, 2018, by and among the Company and the purchasers signatory thereto (such investors issued warrants in connection with such agreements referred to in (a) and (b), the “March 2018 Investors”). The July 2018 Investor, June 2017 Investors, August 2017 Investors, September 2017 Investors, December 2017 Investors and March 2018 Investors are collectively herein referred to as the “Selling Stockholders”. The July 2018 Proceeds Investment Agreement Warrants, June 2017 Warrants, August 2017 Warrants, September 2017 Warrants, November 2017 Warrants, December 2017 Warrants and March 2018 Warrants are collectively herein referred to as the “Warrants”. For additional information regarding the issuance of the Warrants, see “Issuance of Warrants”.

The Selling Stockholders may offer the shares of Common Stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution.”

We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling shareholders. To the extent the Warrants are exercised for cash, as applicable, we will receive up to $3,539,351. However, we cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

Our Common Stock is currently quoted on NASDAQ under the symbol “DGLY”. On October 1, 2018, the last reported sales price of our Common Stock was $2.90 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Warrants on any national securities exchange.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____________ , 2018

i

The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information”.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ii

About this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We and the Selling Stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless stated otherwise or the context otherwise requires, references in this prospectus to the “Company”, “we”, “us” or “our” refer to Digital Ally, Inc.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of Digital Ally, Inc. and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information in any free writing prospectus that we have authorized for use in connection with this offering, including the information set forth in the section titled “Risk Factors” in this prospectus beginning on page 5.

Company Overview

We produce digital video imaging and storage products for use in law enforcement, security and commercial applications. Our current products are an in-car digital video/audio recorder contained in a rear-view mirror for use in law enforcement and commercial fleets, a system that provides our law enforcement customers with audio/video surveillance from multiple vantage points and hands-free automatic activation of body-worn cameras and in-car video systems; a miniature digital video system designed to be worn on an individual’s body; and cloud storage solutions including cloud-based fleet management and driver monitoring/training applications. We have active research and development programs to adapt our technologies to other applications. We have the ability to integrate electronic, radio, computer, mechanical, and multi-media technologies to create unique solutions to address needs in a variety of other industries and markets, including mass transit, school bus, taxi cab and the military. We sell our products to law enforcement agencies and other security organizations, and consumer and commercial fleet operators through direct sales domestically and third-party distributors internationally. We have several new and derivative products in research and development that we anticipate will begin commercial production during the remainder of 2018 and 2019.

Our Products

We produce and sell digital audio/video recording, storage and other products in law enforcement and commercial applications. These product series have been used primarily in law enforcement and private security applications, both of which use the core competency of our technology in digital video compression, recording and storage. In 2011, we introduced several derivative products as “event recorders” that can be used in taxi cab, limousine, ambulance and other commercial fleet vehicle applications which served to greatly diversify our addressable market. Our commercial products have also been utilized by off-airport parking service providers, cruise lines, education and NASCAR races among a diverse group of other commercial applications. We also intend to produce and sell other digital video products in the future that will continue to expand our reach beyond the traditional law enforcement, private security and commercial fleet applications. We have developed and continue to develop both local server and cloud-based storage, archiving and search capabilities that provide customers with innovative, useful and secure methods to store and maintain their audio/video data. These products incorporate our standards-based digital compression capability that allows the recording of significant time periods on a chip and circuit board which can be designed into small forms and stored.

Corporate History

We were incorporated in Nevada on December 13, 2000 as Vegas Petra, Inc. From that date until November 30, 2004, when we entered into a Plan of Merger with Digital Ally, Inc., a Nevada corporation which was formerly known as Trophy Tech Corporation (the “Acquired Company”), we had not conducted any operations and were a closely-held company. In conjunction with the merger, we were renamed Digital Ally, Inc.

The Acquired Company, which was incorporated on May 16, 2003, engaged in the design, development, marketing and sale of bow hunting-related products. Its principal product was a digital video recording system for use in the bow hunting industry. It changed its business plan in 2004 to adapt its digital video recording system for use in the law enforcement and security markets. We began shipments of our in-car digital video rear view mirror in March 2006.

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On January 2, 2008, we commenced trading on NASDAQ under the symbol “DGLY”. We conduct our business from 9705 Loiret Boulevard, Lenexa, Kansas 66219.

Where You Can Find Us

Our executive offices are located at 9705 Loiret Boulevard, Lenexa, Kansas 66219 and our telephone number is (913) 814-7774. Our website address is www.digitalallyinc.com. Information contained on our website does not form part of this prospectus and is intended for informational purposes only.

Recent Developments

Strategic Review and Subsequent Financing

The Company’s board of directors (the “Board of Directors”) has initiated a review of strategic alternatives to best position the Company for the future, including, but not limited to, monetizing its patent portfolio and related patent infringement litigation against Axon Enterprises, Inc. (formerly known as Taser International, Inc.) (“Axon”) and Enforcement Video, LLC dba WatchGuard Video (“Watchguard”), the sale of all or certain assets, properties or groups of properties or individual businesses or merger or combination with another company. The result of the strategic review may also include the continued implementation of the Company’s business plan with additional debt or equity financing. The Company retained Roth to assist in this review and process. Thus, the Company is considering alternatives to address its near-term and long-term liquidity and operational issues. There can be no assurance that a transaction or financing will result from this process. As part of this strategic alternatives process, the Board of Directors approved the July 2018 Proceeds Investment Agreement, described below. Management believes this financing will address the Company’s near-term liquidity needs, which primarily included the repayment of principal and interest on the senior convertible debentures and subordinated notes payable.

On July 31, 2018, the Company entered into a Proceeds Investment Agreement (the “July 2018 Proceeds Investment Agreement”) with Brickell Key Investments LP (“BKI”), pursuant to which BKI funded an aggregate of $500,000 (the “First Tranche”) to be used (i) to fund the Company’s litigation proceedings relating to the infringement of certain patent assets listed in the July 2018 Proceeds Investment Agreement and (ii) to repay the Company’s existing debt obligations and for certain working capital purposes set forth in the July 2018 Proceeds Investment Agreement. Pursuant to the July 2018 Proceeds Investment Agreement, BKI was granted an option to provide the Company with an additional $9.5 million, at BKI’s sole discretion (the “Second Tranche”).  On August 21, 2018, BKI exercised such option to fund the Second Tranche.

On September 28, 2018, the Company announced that it had completed a firm commitment underwritten public offering (the “Offering”) for an aggregate of 2,400,000 shares of Common Stock at a public price of $3.05 per share. The Company granted the underwriters for the Offering a forty-five (45)-day option to purchase up to an additional 360,000 shares of Common Stock to cover over-allotments, if any. We expect the gross proceeds from the Offering to be approximately $7.32 million without any consideration of the 360,000 shares of Common Stock to cover over-allotments, if any. The Company expects additional gross proceeds of $1.098 million should the over-allotment option be exercised in full by such underwriters. The Company intends to use the net proceeds for working capital and general corporate purposes.

Furthermore, on September 28, 2018, the underwriters for the Offering exercised the over-allotment option to acquire an additional 200,000 shares of Common Stock at $3.05 per share. The partial exercise of the over-allotment option resulted in additional gross proceeds of $610,000, which the Company intends to use for working capital and general corporate purposes.

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THE OFFERING

Common Stock to be offered by the Selling Stockholders	1,175,712 shares of Common Stock underlying the Warrants.

Common Stock outstanding prior to this offering (1)	10,361,234 shares of Common Stock
Common Stock to be outstanding after this offering, after giving effect to the issuance of 1,175,712 shares underlying the Warrants (1)	11,536,946 shares of Common Stock.

Use of proceeds	We will not receive any of the proceeds from any sale of the shares of Common Stock by the Selling Stockholders. We may receive proceeds in the event that any of the Warrants are exercised at their respective exercise prices per share which may result in gross proceeds of $3,539,351. The net proceeds of this offering will be used for working capital, for expenses of this offering and for general corporate purposes.

Market symbol and trading	Our Common Stock is listed on NASDAQ under the symbol “DGLY”. There is no established trading market for the Warrants and we do not expect a trading market to develop. We do not intend to list the Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Warrants will be extremely limited.

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section on page 5 of this prospectus for a discussion of factors to consider before deciding to invest in the units.

NASDAQ Symbol	“DGLY”.

(1)

The number of shares of our Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 10,361,234 shares outstanding as of October 1, 2018, and including or excluding the following as of such date:

●	Excludes 434,637 shares of Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $4.65 per share;

●	Includes 834,075 shares of Common Stock subject to forfeiture pursuant to outstanding non-vested Restricted Stock grants;

●	Excludes 577,926 shares of Common Stock reserved for future issuance pursuant to our existing stock incentive plans;

●	Excludes 4,699,645 shares of Common Stock issuable upon exercise of warrants outstanding as of October 1, 2018 having a weighted average exercise price of $5.54 per share;

●	Excludes 1,175,712 shares of Common Stock issuable upon exercise of the Warrants offered in this offering; and

●	Excludes 63,518 shares of Common Stock held as treasury stock.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our most recent Prospectus Supplement filed pursuant to Rule 424(b)(5) of the Securities Act, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect us will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors herein.

Risks Relating to our Common Stock and this Offering

The possible issuance of Common Stock subject to options, notes, and warrants may dilute the interest of stockholders.

We had granted options to purchase a total of 434,637 shares of Common Stock under our stock option and restricted stock plans and issued Common Stock purchase warrants for the purchase of 4,699,645 shares of Common Stock, which are outstanding and unexercised as of October 1, 2018. The foregoing figures include the Warrants, which in the aggregate, permit the holders of such securities the right to exercise such Warrants to purchase 1,175,712 shares of Common Stock. To the extent that outstanding stock options and our warrants are exercised, dilution to the interests of our stockholders may occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of the outstanding options can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in such outstanding options.

We have never paid dividends and have no plans to in the future.

Holders of shares of Common Stock are entitled to receive dividends as may be declared by our Board of Directors. To date, we have paid no cash dividends on the issued and outstanding Common Stock and we do not expect to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operation of our business. Therefore, any return investors in our Common Stock will have to be in the form of appreciation, if any, in the market value of their shares of Common Stock.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

Our amended and restated articles of incorporation (“Articles of Incorporation”) authorize the issuance of 50,000,000 shares of capital stock, which all are classified as Common Stock. The Common Stock can be issued by our Board of Directors without stockholder approval. Any future issuances of equity would further dilute the percentage ownership of us held by our stockholders.

Our stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our Common Stock is likely to be highly volatile because there has been a relatively thin trading market for our stock, which causes trades of small blocks of stock to have a significant impact on our stock price. You may not be able to resell shares of our Common Stock following periods of volatility because of the market’s adverse reaction to volatility.

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Other factors that could cause such volatility may include, among other things:

●	digital video in-car recording products not being accepted by the law enforcement industry or digital video recording not being accepted as evidence in criminal proceedings;
●	acceptance of our new products in the marketplace and, in particular, in the commercial market;
●	actual or anticipated fluctuations in our operating results;
●	the potential absence of securities analysts covering us and distributing research and recommendations about us;
●	overall stock market fluctuations;
●	economic conditions generally and in the law enforcement and security industries in particular;
●	announcements concerning our business or those of our competitors or customers;
●	our ability to raise capital when we require it, and to raise such capital on favorable terms;
●	we have no institutional line-of-credit available to fund our operations and we may be unable to obtain a line of credit under terms that are mutually agreeable;
●	changes in financial estimates by securities analysts or our failure to perform as anticipated by the analysts;
●	announcements of technological innovations;
●	conditions or trends in the industry;
●	litigation;
●	changes in market valuations of other similar companies;
●	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;
●	future sales of Common Stock;
●	actions initiated by the SEC or other regulatory bodies;
●	existence or lack of patents or proprietary rights;
●	changes in accounting standards, policies, guidance, interpretations or principles;
●	statements or changes in opinions, ratings or earnings estimates made by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate;
●	departure of key personnel or failure to hire key personnel; and
●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our Commons stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock, regardless of our actual operating performance.

The market for our Common Stock is sometimes limited and may not provide adequate liquidity.

At times our Common Stock has been thinly traded on NASDAQ. On many days, the trading volume can be relatively small, which meant there was limited liquidity in our shares of Common Stock. Selling our shares during such periods is more difficult because smaller quantities of shares are bought and sold and news media coverage about us can be limited. These factors have at times resulted in a limited trading market for our Common Stock and therefore holders of our stock may have been unable to sell shares purchased, if they desired to do so.

If we are not able to comply with the applicable continued listing requirements or standards of NASDAQ, NASDAQ could delist our common stock.

Our common stock is currently listed on NASDAQ. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

In the event that our common stock is delisted from NASDAQ and is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange. On April 17, 2018, the Company was officially notified by Nasdaq that it that it did not comply with Listing Rule 5550(b) (the “Rule”), which requires a minimum $2,500,000 stockholders’ equity, among other continued listing criteria. The Company has been granted an extension necessary to demonstrate compliance no later than the filing of its Quarterly Report on Form 10-Q as of September 30, 2018. If the Company fails to achieve compliance with the Rule, the Company may be delisted from Nasdaq. In the event we are delisted from Nasdaq, our common stock may lose liquidity, increase volatility, and lose market maker support.

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The sale of a substantial amount of our Common Stock, including resale of the shares of Common Stock issuable upon the exercise of Warrants being offered hereunder could adversely affect the prevailing market price of our Common Stock and cause stockholders to experience dilution.

We have outstanding an aggregate of 10,361,234 shares of our Common Stock as of October 1, 2018. The Warrants being registered under this prospectus are exercisable for an aggregate of 1,175,712 shares of Common Stock, subject to adjustment as provided in the Warrants. The Warrants are exercisable at any time. Upon such registration, these registered shares will become generally available for immediate resale. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock, and the market value of our other securities, and could result in dilution to shareholders who hold our Common Stock. A substantial number of shares of Common Stock are being offered by this prospectus, and we cannot predict if and when the Selling Stockholders may sell such shares in the public markets. In addition, certain holders of shares of our Common Stock have additional rights, subject to some conditions, to require us to file registration statements covering the sale of their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. As a result, the additional sale of shares into the market may result in additional volatility and downward pressure on the price of our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, contain forward-looking statements that include information relating to future events, future financial performance, strategies, expectations, our competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new products or services; our statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and similar expressions, as well as similar statements in the future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Factors that could cause or contribute to our actual results differing materially from those discussed herein or for our stock price to be adversely affected include, but are not limited to: (1) our losses in recent years, including fiscal 2017 and 2016, and our ability to pay certain senior secured convertible debt issued in April 2017 and in connection with the June 2017 Purchase Agreement and the December 2017 Purchase Agreement, when due; (2) macro-economic risks from the effects of the decrease in budgets for the law-enforcement community; (3) our ability to increase revenues, increase our margins and return to consistent profitability in the current economic and competitive environment, including whether deliveries will resume under our contract with American Medical Response; (4) our operation in developing markets and uncertainty as to market acceptance of our technology and new products; (5) the availability of funding from federal, state and local governments to facilitate the budgets of law enforcement agencies, including the timing, amount and restrictions on such funding; (6) our ability to deliver our new product offerings as scheduled in 2018 and have such new products perform as planned or advertised; (7) whether we will be able to increase the sales, domestically and internationally, for our products, and the degree to which the interest shown in our products, including our DVM-800 HD, FirstVU HD, VuLink, VuVault.net, FleetVU and MicroVU HD products, in 2018; (8) our ability to maintain or expand our share of the market for our products in the domestic and international markets in which we compete, including increasing our international revenues to their historical levels; (9) our ability to produce our products in a cost-effective manner; (10) competition from larger, more established companies with far greater economic and human resources; (11) our ability to attract and retain quality employees; (12) risks related to dealing with governmental entities as customers; (13) our expenditure of significant resources in anticipation of sales due to our lengthy sales cycle and the potential to receive no revenue in return; (14) characterization of our market by new products and rapid technological change; (15) our dependence on sales of our DVM-800, DVM-800 HD, FirstVU, First VU HD and DVM-250 products; (16) potential that stockholders may lose all or part of their investment if we are unable to compete in our markets and return to profitability; (17) defects in our products that could impair our ability to sell our products or could result in litigation and other significant costs; (18) our dependence on key personnel; (19) our reliance on third-party distributors and sales representatives for part of our marketing capability; (20) our dependence on a few manufacturers and suppliers for components of our products and our dependence on domestic and foreign manufacturers for certain of our products; (21) our ability to protect technology through patents and to protect our proprietary technology and information as trade secrets and through other similar means; (22) our ability to generate more recurring cloud and service revenues; (23) risks related to our license arrangements; (24) our revenues and operating results may fluctuate unexpectedly from quarter to quarter; (25) sufficient voting power by coalitions of a few of our larger stockholders, including directors and officers, to make corporate governance decisions that could have significant effect on us and the other stockholders; (26) sale of substantial amounts of our Common Stock that may have a depressive effect on the market price of the outstanding shares of our Common Stock; (27) possible issuance of Common Stock subject to options and warrants that may dilute the interest of stockholders; (28) our nonpayment of dividends and lack of plans to pay dividends in the future; (29) future sale of a substantial number of shares of our Common Stock that could depress the trading price of our Common Stock, lower our value and make it more difficult for us to raise capital; (30) our additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock; (31) our stock price is likely to be highly volatile due to a number of factors, including a relatively limited public float; (32) whether the legal actions that the Company is taking or has taken against Utility Associates, Inc. (“Utility”), Axon and WatchGuard will achieve their intended objectives; (33) whether the United States Patent and Trademark Office (the “USPTO”) rulings will curtail, eliminate or otherwise have an effect on the actions of Axon, WatchGuard and Utility respecting us, our products and our customers; (34) whether the remaining two claims under the U.S. Patent No. 6,831,556 have applicability to us or our products; and (35) whether our patented VuLink technology is becoming the de-facto “standard” for agencies engaged in deploying state-of-the-art body-worn and in-car camera systems; (36) the USPTO decision on WatchGuard’s petition seeking Inter Partes Review of the U.S. Patent No. 8,781,292; (37) whether such technology will have a significant impact on our revenues in the long-term; and (38) indemnification of our officers and directors.

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ISSUANCE OF WARRANTS

The shares of common stock offered by the Selling Stockholders pursuant to this prospectus were issued, or will be issuable, in connection with the following transactions described below:

July 2018 Proceeds Investment Agreement

On July 31, 2018, the Company entered into a Proceeds Investment Agreement (the “July 2018 Proceeds Investment Agreement”) with Brickell Key Investments LP (“BKI”), pursuant to which BKI funded an aggregate of $500,000 (the “First Tranche”) to be used (i) to fund the Company’s litigation proceedings relating to the infringement of certain patent assets listed in the July 2018 Proceeds Investment Agreement and (ii) to repay the Company’s existing debt obligations and for certain working capital purposes set forth in the July 2018 Proceeds Investment Agreement. Pursuant to the July 2018 Proceeds Investment Agreement, BKI was granted an option to provide the Company with an additional $9.5 million, at BKI’s sole discretion (the “Second Tranche”). On August 21, 2018, BKI exercised such option to fund the Second Tranche. Pursuant to the July 2018 Proceeds Investment Agreement, the Company issued BKI a warrant to purchase up to 465,712 shares of Common Stock (the “July 2018 Warrant”), at an exercise price  equal to the higher of (i) $2.60 per share or (ii) the closing market price as quoted on the Trading Market (as defined in the July 2018 Warrant) on the day prior to the issuance date of the July 2018 Warrant, provided that the holder of the July 2018 Warrant will be prohibited from exercising the July 2018 Warrant if, as a result of such exercise, such holder, together with its affiliates, would own more than 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to such exercise. However, such holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company. The July 2018 Warrant is exercisable for five years from the date of issuance and is exercisable on a cashless exercise basis if there is no effective registration statement. No contractual registration rights were given.

June 2017 Private Placement

On June 30, 2017, the Company borrowed an aggregate of $700,000 under two unsecured promissory notes (the “June 2017 Notes”) with two private, third-party lenders. The June 2017 Notes bore interest of 8% per annum with all principal and accrued interest due on or before their September 30, 2017 maturity date and may be prepaid without penalty at any time. The June 2017 Notes are unsecured and subordinated to all existing and future senior indebtedness, as such term is defined in the June 2017 Notes. In connection with the issuance of the June 2017 Notes, the Company issued such lenders warrants exercisable to purchase a total of 200,000 shares of Common Stock at an exercise of $3.65 per share and an expiration date of June 29, 2022. On September 30, 2017, the Company negotiated an extension of the maturity date of one of the June 2017 Notes to December 31, 2017 and then a second extension to March 31, 2018. In connection with the first extension, the Company issued warrants to purchase 100,000 shares of common stock at $2.60 per share until November 15, 2022 (the “November 2017 Warrants”). On March 16, 2018, the Company issued warrants to purchase 60,000 shares of stock at $3.25 per share until March 15, 2029 for the subsequent extension. On November 15, 2017, in connection with the extension of the second June 2017 Note, the Company issued a warrant to purchase 100,000 shares of stock at $2.60 per share and on March 16, 2018 in connection with a second extension of the second June 2017 Note, the Company issued warrants to purchase 60,000 shares at $3.25 per share. On April 3, 2018, the Company retired the second June 2017 Note, which had a principal balance of $350,000.

August 2017 Private Placement

The Company entered into a Securities Purchase Agreement, dated August 21, 2017, with institutional investors (the “August 2017 Purchase Agreement”) pursuant to which the Company agreed to issue and sell, in registered direct offering, an aggregate of 940,000 shares of Common Stock at an offering price of $3.00 and Series B warrants to purchase shares of Common Stock (the “Series B Warrants”), for gross proceeds of $3 million, before the deduction of the placement agent fee and offering expenses. For each share of Common Stock purchased, such investors received two registered warrants, each with an exercise price of $3.36 per share (the “Series A-1 Warrants” and the “Series A-2 Warrants”). The Series A-1 Warrants are exercisable to purchase up to an aggregate of 680,000 shares of Common Stock (or 0.68 warrant shares per share of Common Stock purchased) and have a term of five (5) years commencing six (6) months following the closing date. The Series A-2 Warrants are exercisable to purchase an aggregate of 200,000 shares of Common Stock (or 0.20 warrant shares per share of Common Stock purchased) and have a term of five (5) years. Additionally, the Company issued to certain of the investors, in lieu of shares of Common Stock at closing, the Series B Warrants that are immediately exercisable to purchase 60,000 shares of Common Stock for which the investors paid $2.99 per share at the closing and will pay $0.01 per share upon exercise of the Series B Warrants so that such investors’ beneficial interest would not exceed 9.9% of the issued and outstanding shares of Common Stock. The Series B Warrants terminate upon their exercise in full. In addition, in connection with the August 2017 Purchase Agreement, the placement agents for such offering received warrants to purchase an aggregate of 94,000 shares of Common Stock, which warrants are exercisable at a price of $3.75 per share, have an initial exercise date of February 23, 2018 and are exercisable until August 21, 2022. Other than as described, such warrants have substantially the same terms as the Series A-1 Warrants and the Series A-2 Warrants.

September 2017 Private Placement

On September 29, 2017, the Company borrowed $300,000 under an unsecured note payable with a private, third party lender (the “September 2017 Note”). The September 2017 Note bore interest at 8% per annum and was due and payable in full on November 30, 2017 and could be prepaid without penalty. The September 2017 Note was unsecured and subordinated to all existing and future senior indebtedness other than on intellectual property, as such term is defined in the June September 2017 Note. In connection with the issuance of the September 2017 Note, the Company issued such lender warrants which were immediately exercisable to purchase an aggregate of 100,000 shares of Common Stock at an exercise of $2.75 per share and which expire on September 30, 2022. On April 3, 2018, the Company retired the September 2017 Note, which had a principal balance of $300,000.

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December 2017 Private Placement

On December 29, 2017, the Company borrowed $350,000 with the same private, third party lender that was issued the September 2017 Note and combined such note into a new secured promissory note (the “December 2017 Note”) with a principal balance of $658,500 as of such date that was due and payable in full on March 1, 2018 and may be prepaid without penalty. The December 2017 Note is secured by the Company’s intellectual property portfolio, as such term is defined in the related security agreement entered into in connection with the issuance of such note. In connection with issuance of the December 2017 Note, the Company issued such lender additional warrants which were immediately exercisable to purchase an aggregate of 120,000 shares of common stock at an exercise price of $3.25 per share and which expire on December 28, 2022. On April 3, 2018, the Company retired the December 2017 Note.

March 2018 Private Placements

On March 7, 2018, the Company borrowed $250,000 under a secured promissory note payable with a private, third party lender (the “March 2018 Note”). The March 2018 Note bears interest at 12% per annum and is due and payable in full on June 7, 2018. The March 2018 Note is secured by the inventory of the Company and junior to senior liens held by the holders of the certain 8% Secured Convertible Debentures issued by the Company in December 2016 and subordinated to all existing and future senior indebtedness, as such term was defined in the March 2018 Note. The March 2018 Note is convertible at any time after its date of issue at the option of the holder into shares of the Common Stock at $3.25 per share and matures on June 7, 2018. In connection with the issuance of the March 2018 Note, the Company issued warrants to such lender exercisable to purchase 36,000 shares of Common Stock at $3.50 per share until March 7, 2019. On September 20, 2018, the Company retired the March 2018 Note.

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SELLING STOCKHOLDERS

The table below lists the Selling Stockholders and other information regarding the “beneficial ownership” of the shares of Common Stock by the Selling Stockholders. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “beneficial ownership” includes any shares of Common Stock as to which the Selling Stockholders have sole or shared voting power or investment power and any shares of Common Stock the Selling Stockholders have the right to acquire within sixty (60) days (including shares of Common Stock issuable upon exercise of the Warrants currently exercisable or exercisable within sixty (60) days).

The second column indicates the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on their respective ownership as of October 1, 2018. The second column also assumes the exercise of all Warrants held by the Selling Stockholders on October 1, 2018, without regard to any limitations on exercise described in this prospectus or in such Warrants.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders. Such aggregate amount of Common Stock does not take into account any applicable limitations on exercise of the Warrants.

This prospectus covers the resale of (i) all of the shares of Common Stock issued and issuable upon exercise of the Warrants, (ii) any additional shares of Common Stock issued and issuable in connection with the Warrants (in each case without giving effect to any limitations on exercise) and (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Warrants.

Because the exercise price of the Warrants may be adjusted, the number of shares of Common Stock that will actually be issued upon exercise of the Warrants may be more or less than the number of shares of Common Stock being offered by this prospectus. The Selling Stockholders can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock it will hold after this offering. Therefore, the fourth and fifth columns assume that the Selling Stockholders will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

	Number of Shares of Common Stock Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)	Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering
Brickell Key Investments LP (2)	465,712	465,712	0	0%
Global Equity Funding, LLC (3)	300,000	300,000	0	0%
Michael Doherty (4)	260,000	260,000	0	0%
Cory Royer (5)	83,139	36,000	47,139	0.4%
Royal Roofing, LLC (6)	20,000	20,000	0	0%
WestPark Capital, LLC (7)	42,300	42,300	0	0%
Frank Salvatore (8)	7,850	7,850	0	0%
Doug Kaiser (9)	7,850	7,850	0	0%
Jonathon Bloom (10)	18,000	18,000	0	0%
Brandon Ross (11)	18,000	18,000	0	0%
TOTAL	1,222,851	1,175,712	47,139	0.4%

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(1)	Represents shares of Common Stock owned by the Selling Stockholders upon full exercise of Warrants offered hereby.

(2)	Represents shares of Common Stock underlying a warrant issued to Brickell Key Investments LP in connection with the July 2018 Proceeds Investment Agreement.

(3)	Represents shares of Common Stock underlying warrants issued to Global Equity Funding, LLC in connection with its participation in the June 2017 Purchase Agreement, September 2017 Purchase Agreement and December 2017 Purchase Agreement.

(4)	Represents shares of Common Stock underlying warrants issued to Michael Doherty in connection with his participation in the June 2017 Purchase Agreement and the extensions of the June 2017 Notes in November 2017 and March 2018.

(5)	Represents shares of Common Stock underlying warrants issued to Cory Royer in connection with the issuance of the March 2018 Note.

(6)	Represents shares of Common Stock underlying warrants issued to Royal Roofing, LLC in connection with its participation in the June 2017 Purchase Agreement.

(7)	Represents shares of Common Stock underlying warrants issued to WestPark Capital, LLC, which acted as placement agent in connection with the August 2017 Purchase Agreement and received such warrants for its services.

(8)	Represents shares of Common Stock underlying warrants issued to Frank Salvatore, a principal of WestPark Capital, LLC, which acted as placement agent in connection with the August 2017 Purchase Agreement and received such warrants for its services.

(9)	Represents shares of Common Stock underlying warrants issued to Doug Kaiser, a principal of WestPark Capital, LLC, which acted as placement agent in connection with the August 2017 Purchase Agreement and received such warrants for its services.

(10)	Represents shares of Common Stock underlying warrants issued to Jonathon Bloom, a principal of WestPark Capital, LLC, which acted as placement agent in connection with the August 2017 Purchase Agreement and received such warrants for its services.

(11)	Represents shares of Common Stock underlying warrants issued to Brandon Ross, a principal of WestPark Capital, LLC, which acted as placement agent in connection with the August 2017 Purchase Agreement and received such warrants for its services.

Material Relationships with Selling Stockholders

In addition to the transactions described above in “Issuance of Warrants”, we have had the following material relationships with the Selling Stockholders in the last three (3) years: The Company has been party to various investment banking and similar arrangements with WestPark Capital, LLC pursuant to which WestPark Capital, LLC has been paid banking fees and expenses.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of shares of Common Stock under this prospectus. We will not receive any proceeds from these sales. However, to the extent the Warrants are exercised for cash, we will receive up to $3,539,351. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Robinson Brog Leinwand Greene Genovese & Gluck P.C., New York, New York.

EXPERTS

The consolidated financial statements of Digital Ally, Inc. as of December 31, 2017 and 2016 and for each of the years in the two-year period ended December 31, 2017 incorporated in the prospectus by reference from the Digital Ally, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by RSM US LLP, independent registered public accounting firm, as stated in their report thereon, which is incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 13, 2018;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2018, filed with the SEC on May 15, 2018;

●	our Quarterly Report on Form 10-Q for the six months ended June 30, 2018, filed with the SEC on August 20, 2018;

●	our Current Reports on Form 8-K filed with the SEC on April 4, 2018, April 13, 2018, April 20, 2018, May 15, 2018, May 17, 2018, June 27, 2018, July 10, 2018, August 2, 2018, August 20, 2018, August 24, 2018, September 26, 2018 and September 28, 2018; and

●	the description of our Common Stock in Item 1 of the Registration Statement on Form 8-A for registration of our Common Stock pursuant to Section 12(g) of the Exchange Act filed with the SEC on December 28, 2007, including any other amendment or report filed for the purpose of updating such description.

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We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Digital Ally, Inc.

9705 Loiret Blvd.,

Lenexa, KS 66219

(913) 814-7774

Corporate@digitalallyinc.com

Copies of these filings are also available on our website at www.digitalallyinc.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the Common Stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the Common Stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The web site can be accessed at www.sec.gov. The internet address of Digital Ally is www.digitalallyinc.com. Information contained on our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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DIGITAL ALLY, INC.

PROSPECTUS

1,175,712 Shares of Common Stock

____________, 2018

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PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC Registration Fee	$413.24
Accounting Fees and Expenses	$7,500.00
Legal Fees and Expenses	$7,500.00
Miscellaneous	$572.58
Total	$15,985.82

Item 15. Indemnification of Directors and Officers.

Under Nevada law, a corporation may include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of his or her fiduciary duty as a director, (b) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law, (c) for conduct violating the Nevada Revised Statutes (“NRS”), or (d) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Section 78.7502 of the NRS provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS Section 78.4502 also provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any indemnification pursuant to the above provisions may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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Our Articles of Incorporation and amended and restated bylaws provide, among other things, that a director or officer of the corporation may be indemnified against expenses, liability, and loss (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, or investigative, to the fullest extent permitted under the NGCL, unless it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Directors and officers of the corporation cannot be personally liable for damages for breach of fiduciary duty, except (a) for acts of omissions involving intentional misconduct, fraud, or knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the NRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission (the “SEC”) is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 16. Exhibits.

(a)	A list of the exhibits required by Item 601 of Regulation S-K to be filed as a part of this registration statement is set forth in the Index to Exhibits, which immediately precedes such exhibits.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided however that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on October 2, 2018.

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stanton E. Ross and Thomas J. Heckman, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement on Form S-3 under the Securities Act of 1933, as amended, including any amendment or amendments relating thereto (and, in addition, any post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on the 2nd day of October, 2018.

Signature and Title	Date

/s/ Stanton E. Ross	October 2, 2018
Name: Stanton E. Ross Title: Chairman, President and Chief Executive Officer

/s/ Thomas J. Heckman	October 2, 2018
Name: Thomas J. Heckman Title: Chief Financial Officer, Secretary and Treasurer

/s/ Leroy C. Richie	October 2, 2018
Name: Leroy C. Richie Title: Director

/s/ Michael J. Caulfield	October 2, 2018
Name: Michael J. Caulfield Title: Director

/s/ Daniel F. Hutchins	October 2, 2018
Name: Daniel F. Hutchins Title: Director

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EXHIBIT INDEX

(a) The following exhibits are filed as part of this registration statement.

Exhibit Number	Description of Exhibit	Incorporated by Reference:
5.1	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.	*
23.1	Consent of RSM US LLP	*
23.2	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1)*	*
24.1	Power of Attorney.

*Filed herewith.

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